Ex-99.3 a)

                              Officer's Certificate

Pursuant to the terms of the Servicing Agreement, the undersigned officer certifies to the following:

1. All hazard (or mortgage impairment if applicable), flood, or other casualty insurance and primary mortgage guaranty insurance premiums, taxes, ground rents, assessments, and other charges have been paid in connection with the Mortgaged Properties;

2. Each officer has reviewed the activities and performance of the Seller/Servicer during the preceding calendar year and to the best of each officer's knowledge, based on such review, the Seller/Servicer has fulfilled all of its obligations under the Agreement throughout the year.



Certified By:     /s/ Cynthia Mech
                  ----------------
                  Cynthia A. Mech
                  Vice President


Ex-99.3 b)

Cendant Mortgage
4001 Leadenhall Road
Mt. Laurel, NJ 08054

Wells Fargo Bank, N.A.
11000 Broken Land Parkway
Columbia, MD 21044

Attn:  Mervin E. Horst

RE: Officer's Certificate - Annual Certification

Dear Master Servicer:

The undersigned officer certifies the following for Cendant Mortgage Corp. for the 2003 calendar year. To the best of our knowledge:

3. The activities and performances of the Servicer during the preceding fiscal year under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Servicer Guide and to the best of my knowledge, the Servicer has fulfilled all of its duties, responsibilities or obligations under the Agreements throughout such year, or if there has been a default or failure of the Servicer to perform any such duties, responsibilities or obligations, a description of each default or failure and the nature and status thereof has been reported to Bank of NY:

4. Servicer is currently an approved FNMA or FHLMC Servicer in good standing;

5. The Fidelity Bond, the Errors and Omissions Insurance Policy and any other bonds required under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Servicer Guide are in full force and effect;

6. All premiums for each Hazard Insurance Policy, Flood Insurance Policy (if applicable) and Primary Mortgage Insurance Policy (if applicable), with respect to each Mortgaged Property, have been paid and that such insurance policies are in full force and effect;

7. All premiums for each Hazard Insurance Policy, Flood Insurance Policy (if applicable) and Primary Mortgage Insurance Policy (if applicable), with respect to each Mortgaged Property, have been paid and that such insurance policies are in full force and effect;

8. All real estate taxes, governmental assessments and any other expenses accrued and due, that if not paid could result in a lien or encumbrance on any Mortgage Property, have been paid, or if any such costs or expenses have been paid with respect to any Mortgaged Property, the reason for the non-payment has been reported to Bank of NY:

9. All Custodial Accounts have been reconciled and are properly funded; and

10. All annual reports of Foreclosure and Abandonment of Mortgaged Property required per section 6050J and 6050P of the Internal Revenue Code, respectively, have been prepared and filed.

Certified by:



/s/ Marc J. Hinkle
------------------
Officer - Marc J. Hinkle



Vice President - Loan Servicing
-------------------------------
Title



3/11/2004
---------
Date


Ex-99.3 c)

Chase Manhattan Mortgage Corporation
3415 Vision Drive
Columbus, OH 43219
1-800-848-9136 Customer Service
1-800-582-0542 TDD/Text Telephone

Thacher Proffitt & Wood
11 West 42nd Street
New York, NY 10036

RE:  Annual Certification
     --------------------

Pursuant to the servicing agreement, the undersigned Officer, to the best of his/her knowledge, hereby certifies to the following:

o All hazard (or mortgage impairment, if applicable) flood or other casualty insurance and primary mortgage guaranty insurance premiums, taxes, ground rents, assessments and other changes have been paid by/in connection with the Mortgaged Properties.

o        All property inspections have been completed.

o        Compliance relative to Adjustable Rate Mortgages has been met.

o        Compliance with IRS Foreclosure reporting regulations enacted as IRS
         Section 6060J by the Deficit Reduction Act, regarding Acquired and/or Abandonment property have been completed.

o All loans CMMC services in state that have statutes requiring payment of interest on escrow/impound accounts have been completed.

o That such officer has confirmed that the Fidelity Bond, the Errors and Omissions Insurance Policy, and any other bonds required under the terms of the Servicing Agreement are in full force and effect.

o        Enclosed is a copy of our most recent independent audit statement.



CERTIFIED BY:  /s/ Lucy P. Gambino                     DATE:  March 15, 2004
                   Lucy P. Gambino
                   Vice President
                   Chase Manhattan Mortgage Corporation
                   3415 Vision Drive
                   Columbus, OH  43219

Ex-99.3 d)

                                                         March 12, 2004


WELLS FARGO BANK MINNESOTA, N.A.
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044
ATTN: JOYCE JONES

Re:      Annual Statement as to Compliance:
         Fixed Rate Mortgage Loans
         Series: 1997-WL13 CMI
         Pooling & Servicing Agreement Dated 10/01/1997

                              OFFICER'S CERTIFICATE
                              ---------------------

Dear Investor:

The activities of CitiMortgage, Inc. performed under the above-captioned agreement during the preceding calendar year, have been conducted under my supervision. Based upon a review of those activities and to the best of my knowledge, CitiMortgage, Inc. has fulfilled all of its obligations under this agreement.

CITIMORTGAGE, INC.


By: /s/ Patsy M. Barker
    -------------------
      Patsy M. Barker
      Vice President


By: /s/ Timothy Klinget
    -------------------
      Timothy Klingert
      Assistant Vice President


Ex-99.3 e)

                        MELLON TRUST OF NEW ENGLAND, N.A.

                              OFFICER'S CERTIFICATE
                              ---------------------

        Annual Statement as to Compliance pursuant to Section 6.04 of the Mortgage Loan Sale, Warranties and Servicing Agreement ("the Agreement")
                    Dated as of August 1, 1998 [SAMI 1999-1]



I, Mary Przybyla, being Senior Vice President of Dovenmuehle Mortgage, Inc., as Sub-Servicer of Mellon Trust of New England, N.A., hereby certify as follows:

1. a review of the activities of the Company during the preceding calendar year and of performance under the Agreement has been made under my supervision;

2.       the Company has complied fully with the provisions of Article II and
         Article IV of the Agreement;

3. to the best of my knowledge, based on such review, the Company has fulfilled all of its obligations under the Agreement throughout the year.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 22nd day of March, 2004.

                                          By:      /s/ Mary Przybyla
                                                   --------------------------
                                                   Name:    Mary Przybyla
                                          Title:   Senior Vice President
                                                   Dovenmuehle Mortgage, Inc.



Ex-99.3 f)

EVERHome
MORTGAGE COMPANY


                      Officer's Certification of Servicing
                                      2003

The undersigned officer certifies to the best of his/her knowledge the following for the 2003 fiscal year:

(a) I have reviewed the activities and performance of EverHome Mortgage Company, f/k/a Alliance Mortgage Company during the preceding fiscal year under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller/Servicer Guide. To the best of this Officer's knowledge, we have fulfilled all of its duties, responsibilities or obligations under these Agreements throughout such year;

(b) I have confirmed that the Fidelity Bond, the Errors and Omissions Insurance Policy and any other bonds required under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller/Servicer Guide are in full force and effect;

(c)      All Custodial Accounts have been reconciled and are properly funded.



/s/ PAM E. ROTHENBERG
---------------------
PAM E. ROTHENBERG
Sr. Vice President
February 20, 2004



Ex-99.3 g)

March 15, 2004

Victoria A. Heller
Thacher Proffitt & Wood LLP
Two World Financial Center
New York, NY 10281

Re: Officers Annual Statement of Compliance Year Ending 2003 SAMI 1999-1, GMACM Mortgage Loan Trust 1999-J1, GMACM Mortgage Loan Trust 1999-J2, Bear Stearns ARM Trust 2001-4, E*Trade ARM Trust 2001-1, and SAMI 2001-3

--------------------------------------------------------------------------------

We hereby certify to the best of our knowledge and belief, that for the calendar year 2003:

         1. A review of the activities of the Seller / Servicer and of performance according to the Seller / Servicer contract has been made with the undersigned Officer's knowledge.

         2. To the best of the undersigned Officer's knowledge, and based on such review, the Seller / Servicer has fulfilled all its obligations under the Guides for such year.

         3. If applicable, GMACM has filed the information returns with respect to the receipt of mortgage interest pursuant to Sections 6050H, 6050J and 6050P of the Code, received in a trade or business, reports of foreclosures and abandonment's of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property.

         4. All hazard, flood, FHA mortgage insurance and primary mortgage insurance premiums, taxes, ground rents, assessments and other lienable items have been paid in connection with the mortgaged properties.

         5. All property inspections have been completed as required.

         6. Compliance relative to Adjustable Rate Mortgages has been met.

         7. Fidelity Bond and Errors and Omissions Insurance coverage is current, in full force and effect.


Servicer:         GMAC Mortgage Corporation
                  -------------------------------

By:               /s/ Michael Kacergis
                  -------------------------------

Name:             Michael Kacergis
                  -------------------------------

Title:            Manager, Operations Risk Management
                  -------------------------------

Ex-99.3 h)


                              OFFICER'S CERTIFICATE
                         ANNUAL STATEMENT OF COMPLIANCE


         Reference is hereby made to Structured Asset Mortgage Investment, Inc., Mortgage Pass-Through Certificates, Series 1999-1, Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2001-3, Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2001-5, Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2001-6, Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2001-7 and E*Trade ARM Trust Series 2001-1 (together, the "Securitizations"). Washington Mutual Bank, FA (the "Servicer") services mortgage loans in connection with the Securitizations (the "Mortgage Loans") pursuant to the terms of various servicing agreements (i) between EMC Mortgage Corporation or an affiliate thereof ("EMC") and the Servicer or a predecessor of the Servicer (collectively, the "EMC Servicing Agreements") and (ii) between E*Trade Bank (or its predecessor in interest) and the Servicer or a predecessor of the Servicer (collectively, the "E* Trade Servicing Agreements", together with the EMC Servicing Agreements, the "Servicing Agreements").

I, Diane L. Ludlow, an authorized officer of the Servicer, certify for the benefit of any master servicer of any of the Mortgage Loans (each a "Master Servicer") and any entity which is the depositor of the Mortgage Loans (each, a "Depositor") with respect to the calendar year immediately preceding the date of this Officer's Certificate (the "Relevant Year") as follows:



         8. A review of the activities of the Servicer during the Relevant Year and of performance under the Servicing Agreements has been made under my supervision, and

         9. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreements throughout the Relevant Year.

DATED as of March 15, 2004.



                                                 /s/ Diane L. Ludlow
                                                 ------------------------------
                                                 Name:    Diane L. Ludlow
                                                 Title:   Senior Vice President



Ex-99.3 i)

January 30, 2004

Re: 2003 Annual Certification

We hereby certify to the best of our knowledge and belief that for the calendar year of 2003:

         1. All real estate taxes, bonds assessments and other lienable items have been paid.

         2. An FHA, mortgage insurance, private mortgagee insurance premiums, and flood insurance have been paid (if applicable).

         3. Hazard insurance policies held by us meet the requirements as specified in the servicing agreement, or those of a normal prudent lender if not specified, and those Premiums due have been paid.

         4. We have made all property inspections as required.

         5. Fidelity bond and Errors and Omissions insurance coverage Currently exists.

         6. That the officer signing this certificate has reviewed the activities and performance of the Servicer during the preceding fiscal year under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller/Servicer Guide or similar agreements and to the best of this officer's knowledge, the Servicer has fulfilled all of its duties, responsibilities or obligations of such agreement throughout the year, or if there has been a default or failure of the servicer to perform any of such duties, responsibilities or Obligations, a description of each default or failure and the nature and status thereof has been reported

Sincerely,

/s/ John B. Brown

John B. Brown
Vice President
Wells Fargo Home Mortgage Inc.